UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2009

KEEWATIN WINDPOWER CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52410
(Commission File Number)

N/A
(IRS Employer Identification No.)

Suite 617, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8
(Address of principal executive offices and Zip Code)

(604) 601-2070
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 23, 2009 Keewatin Windpower Corp. (the “Company”) entered into a Financial Communications And Strategic Consulting Agreement (the “Consulting Agreement”) with Aspire Clean Tech Communications, Inc. Pursuant to the terms of the agreement Aspire agreed to assist the Company with developing an ongoing stock market communication system, handle investor requests for timely information and assist in responding to all investor inquiries and update the shareholder database accordingly.

In consideration of the services to be provided by Aspire under the consulting agreement the Company agreed to: pay Aspire US$5,000 per month during the term of the agreement; issue to Aspire 15,000 restricted shares of the Company’s common stock, subject to compliance with applicable securities laws; and in the event that the Company receives equity or debt funding of US$3,000,000 or more (the “Investment”) through a source introduced to the Company by Aspire, then the parties agree to extend the agreement by an additional year automatically at rate of either US$8,500 monthly and 50,000 shares of stock or US$7,500 monthly and 80,000 shares of stock, subject to compliance with applicable securities laws. The initial term of the agreement commences on February 24, 2009 until July 5, 2009. The agreement is governed by the laws of the State of California.

A copy of the Consulting Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

10.1	Financial Communications and Strategic Consulting Agreement dated February 23, 2009 between Keewatin Windpower Corp. and Aspire Clean Tech Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEEWATIN WINDPOWER CORP.

/s/ Chris Craddock
Chris Craddock
President

Date March 2, 2009